May 19, 2006

Affinity International Corp.
11601 Wilshire Blvd., Suite 1500
Los Angeles, CA 90025

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Re:           Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and/or director of Affinity International Corp. (“Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.           If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all of the shares that may be acquired by him in the Private Placement, the IPO or in the aftermarket for the Business Combination.

2.           In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO) (such later date being referred to herein as the “Termination Date”), the undersigned shall (i) take all action necessary to dissolve the Corporation and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the Delaware General Corporation Law (the “GCL”), including the adoption of a resolution by the Company’s Board of Directors, prior to such Termination Date, pursuant to Section 275(a) of the GCL, which shall deem the dissolution of the Company advisable and cause to be prepared such notices as are required by Section 275(a) of the GCL as promptly thereafter as possible, and (ii) vote all Insider Shares and all of the shares that may be acquired by him in the Private Placement, the IPO or in the aftermarket in favor of any plan of dissolution and distribution recommended by the Company’s Board of Directors. If the Company does not consummate a Business Combination by the Termination Date, the undersigned hereby agrees, with respect to any plan of dissolution and distribution to cause the Company’s Board of Directors to convene, adopt a plan of dissolution and distribution, which the undersigned will vote to recommend to stockholders, and promptly cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission settling out the plan of dissolution and distribution. If the Company seeks approval from its stockholders to consummate a Business Combination within 90 days of the expiration of 24 months from the Effective Date, the undersigned agrees that the proxy statement related to such Business Combination will also seek stockholder approval for the plan of dissolution and distribution in the event the stockholders do not approve the Business Combination. If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 30 days prior to the date which is 24 months from the date of the IPO, the undersigned agrees, prior to such date to convene and adopt a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares and the Private Placement Shares and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Affinity International Corp.
Maxim Group LLC	May 19, 2006

3.           In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, and not to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating company the undersigned reasonably believes are suitable opportunity for the Company, until the earlier of the consummation by the Company of a Business Combination, the dissolution and liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any fiduciary obligations the undersigned might have.

4.           The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Maxim that the business combination is fair to the Company’s stockholders from a financial perspective.

5.           Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.           Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

Affinity International Corp.
Maxim Group LLC	May 19, 2006

7.           The undersigned will escrow his Insider Shares for the three-year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.           The undersigned agrees to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned’s biographical information furnished to the Company and Maxim and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire previously furnished to the Company and Maxim is true and accurate in all respects.  The undersigned represents and warrants that:

(a)           he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.           The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a Director of the Company.

10.           The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (“Information”).  Neither Maxim nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

Affinity International Corp.
Maxim Group LLC	May 19, 2006

11.           As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business in the publishing industry located in the United States selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the Private Placement; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO and the Private Placement; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, (v) “Private Placement Shares” shall mean the shares of Common Stock underlying the 250,000 units issued in the Company’s private placement effected prior to the IPO and (vi) “Private Placement” shall mean the Company’s private placement effected prior to the IPO.

Affinity International Corp.
Maxim Group LLC	May 19, 2006

12.           The undersigned hereby agrees that (i) this letter agreement shall replace and supersede the letter agreements between the undersigned, the Company and Maxim dated September 30, 2005 and May 2, 2006 and (ii) any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

By:	/s/ Michael Arthur
Michael Arthur

Affinity International Corp.
Maxim Group LLC	May 19, 2006

EXHIBIT A

Michael Arthur. Mr. Arthur has been one of our directors since inception in August 2005. He has headed Michael Arthur & Associates, a consulting, interim management and private equity firm specializing in turnarounds, restructurings, mergers and acquisitions, business development and strategic planning since 1990. As a firm principal, Mr. Arthur served as interim chief executive officer and a board member during the turnaround and subsequent sale of California Federal Bank; was advisor to the Franchisee Committee of Long John Silver’s Restaurants in bankruptcy; was advisor to the Equity Committee during the turnaround of Sizzler Restaurants; and served as CEO to restructure and revitalize a national sales promotion and fulfillment firm whose clients included Sam’s Club and K-Mart. Mr. Arthur currently serves as a board member, audit committee chairman and “financial expert” for New World Restaurant Group, Inc., the parent company of four popular bagel chains (Einstein Bros. Bagels, Noah’s New York Bagels, Manhattan Bagel, and Chesapeake Bagel Bakery). Prior to 1990, Mr. Arthur served as executive vice president and chief financial officer of Sizzler Restaurants; executive vice president and chief financial officer of Pinkerton Security; vice president of marketing for Mattel Toys; vice president at D’Arcy, Masius, Benton & Bowles Advertising and as assistant and associate brand manager at Procter and Gamble. Mr. Arthur attended Johns Hopkins University and the Wharton Graduate School of Business.